March 12, 2026

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read Item 4.01 of The Crypto Company's Form 8-K dated March 12, 2026. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

Bush & Associates CPA LLC